UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 28, 2009

Valeant Pharmaceuticals International
(Exact Name of Registrant Specified in Charter)

Delaware	1-11397	33-0628076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of Principal Executive Offices) (Zip Code)
(949) 461-6000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 7.01 Regulation FD Disclosure.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
1. Amendment No. 1 to the Merger Agreement
On September 28, 2009, Valeant Pharmaceuticals International (the “Company”) and Harris Goodman, in his capacity as the Stockholder Representative and pursuant to the power granted to him under the Agreement and Plan of Merger made and entered into as of December 9, 2008 by and among the Company, Descartes Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, Dow Pharmaceutical Sciences, Inc., a Delaware corporation (“DPSI”), and Harris Goodman in his capacity as the Stockholder Representative (the “Merger Agreement”), entered into an Amendment No. 1 (the “Amendment”) to the Merger Agreement. Pursuant to the Amendment, the Company agreed to make a one-time payment of $115 million in exchange for rights to all future payments to DPSI associated with the Product Commercialization Agreement (“Mylan Agreement”) by and between DPSI and Mylan Pharmaceuticals, Inc. (“Mylan”), dated as of March 14, 2008, and a release from the former stockholders of DPSI of their right under the Merger Agreement to receive up to $235 million in milestone payments upon successful commercialization of DPSI pipeline compounds currently under development. In addition, the Company agreed to terminate the indemnification obligations of the former stockholders of DPSI and release $35 million in escrow funds that were held back from the original merger consideration to compensate the Company for potential indemnification claims.
2. Mylan Agreement
On September 28, 2009, as the result of the Amendment, the Company became entitled to all payments to DPSI associated with the Mylan Agreement.
DPSI originally entered into the Mylan Agreement on March 14, 2008. DPSI developed and filed an Abbreviated New Drug Application (“ANDA”) for a 1% clindamycin and 5% benzoyl peroxide gel product (“Product”), which ANDA received final approval from the FDA on August 11, 2009. Pursuant to the Mylan agreement, Mylan agreed to share with DPSI a greater than majority portion of the net profits derived from sales of the Product upon commercialization.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The disclosure with respect to the Amendment No. 1 to the Merger Agreement set forth in Item 1.01 above is hereby incorporated by reference.
Item 7.01 Regulation FD Disclosure.
The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: October 1, 2009	By:	/s/ Steve T. Min
Steve T. Min
Executive Vice President and General Counsel